UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet combines the unaudited consolidated historical balance sheet of IXI and the unaudited historical balance sheet of ITAC, in each case, as of March 31, 2007 giving effect to the merger of IXI and ITAC pursuant to the merger agreement, as if the merger had been consummated on March 31, 2007. The following unaudited pro forma condensed consolidated statement of operations combines the unaudited consolidated historical statements of operations of IXI and the unaudited historical statements of operations of ITAC, for the three months ended March 31, 2007, giving effect to the merger of IXI and ITAC pursuant to the merger agreement, as if the merger had been consummated on January 1, 2007.

ITAC is providing the following information to aid you in your analysis of the financial aspects of the merger. The pro forma condensed balance sheet and statements of operations information is derived from IXI’s unaudited consolidated balance sheet data and statements of operations and ITAC’s unaudited balance sheet data and statement of operations in each case as of March 31, 2007 and for the three months then ended. Neither IXI nor ITAC assumes any responsibility for the accuracy or completeness of the information provided by the other party.

This information should be read together with IXI’s unaudited financial statements and related notes included in this document under IXI’s Consolidated Financial Statements (or the Company's financial statements) and ITAC’s unaudited financial statements included in its 10Q Form under ITAC’s Consolidated Financial Statements.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the merger, factually supportable, and expected to have a continuing impact on the combined results.

The unaudited pro forma consolidated financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. Because the plans for these activities have not been finalized, we are not able to reasonably quantify the cost of such activities. You should not rely on the pro forma consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the combined company will experience.

The following information should be read in conjunction with the pro forma condensed consolidated information:

•	Accompanying notes to the unaudited pro forma condensed consolidated balance sheet and statement of operations.

•	Separate historical consolidated financial statements of IXI (or the Company's financial statements) for the three months ended March 31, included elsewhere in this document.

•	Separate historical financial statements of ITAC for the three months ended March 31, 2007 included in its 10Q Form.

The unaudited pro forma condensed consolidated balance sheet at March 31, 2007 have been prepared using the actual number of shares resulting of certain stockholders who elected conversion of their shares.

The unaudited pro forma condensed consolidated balance sheet was prepared on the basis of treating the merger as a capital transaction by IXI. Accordingly, for accounting purposes, the merger will be treated as the equivalent of IXI issuing stock for the net monetary assets of ITAC. The net monetary assets of ITAC will be stated at their fair value, essentially equivalent to historical costs, with no goodwill or other intangible assets recorded. The retained earnings deficit of IXI will be carried forward after the merger. Operations prior to the merger will be those of IXI.

The unaudited pro forma condensed consolidated statements of operations and earnings per share for three months ended March 31, 2007 have been prepared on the basis that the merger occurred in January 1, 2007, using the actual number of shares resulting of certain stockholders who elected conversion of their shares

See notes to unaudited pro forma condensed consolidated balance sheet.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2007
($US in Thousands)

	IXI	ITAC	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current Assets:
Cash and cash equivalents			34,966	(1)
			(1,045)	(1)
			(200)	(1)
			(569)	(1)
			(15)	(3)
	$750	$177	110	(3)	$34,174
US Government securities deposited held in Trust Fund		34,966	(34,966)	(1)	—
Other current assets	20,030	12			20,042
Total current assets	20,780	35,155			54,216
			(1,200)	(1)
			162	(1)
Other assets	3,312	—	(894)	(1)	1,380
Total assets	$24,092	$35,155			$55,596

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Total current liabilities	$31,649	$230	$(298)	(1)	$31,581
Total long-term liabilities	21,809		5,555	(3)	27,364
Common stock, subject to possible conversion		6,990	(6,990)	(2)	—

Stockholders’ Deficiency:
Stock capital -
			1	(3)
Common Stock	44	1	(44)	(3)	2
Preferred Stock	351		(351)	(3)	—
Additional paid-in capital			6,990	(2)
			(1)	(3)
			(2,210)	(1)
			44	(3)
			(15)	(3)
			162	(1)
			2,156	(1)
			2,156	(3)
	68,398	27,405	924	(3)	106,009
Notes receivable	(110)		110	(3)	—
Earnings accumulated during development stage		529	(529)	(3)	—
Accumulated deficit			(200)	(1)
			(44)	(3)
			(2,156)	(1)
			(2,156)	(3)
	(98,049)		(6,755)	(3)	(109,360)
Total stockholders’ (deficit) equity	(29,366)	27,935			(3,349)
Total liabilities and stockholders’ deficiency	$24,092	$35,155			$55,596

See notes to unaudited pro forma condensed consolidated balance sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1)	$34,966	Conversion of U.S. Government securities held in trust fund into cash and cash equivalent.
$(569)
Reflects approximately $1,165 of IXI transaction costs , including but not limited to, fees for financial advisors, accountants, attorneys and other related costs. As of March 31, 2007 $596 of the transaction costs had been paid.

	$(1,045)	Reflects approximately $1,045 of ITAC transaction costs, including but not limited to, fees for financial advisors, accountants, attorneys and other related costs.
	$(34,966)	Conversion of U.S. Government securities held in trust fund into cash and cash equivalent.
$(894)
As of March 31, 2007, approximately $894 of transaction cost had been incurred by the two parties which has been recorded within other assets. Of the $894 in transaction cost incurred, approximately $596 had been paid in cash and $298 is accrued within current liabilities at March 31, 2007.

	$(298)	As of March 31, 2007, approximately $298 of transaction cost had been included within current liabilities.
	$(2,210)	Reduction of additional paid in capital for transaction cost, including but not limited to, fees for financial advisors, accountants and attorneys, other related cost.
	$(200)	Bonus to be paid upon merger to the chief executive officer.
	162	Issuance of 30,000 shares to Clal as additional debt issuance cost
	$2,156	Issuance of shares for finance expenses - credit line.
	(1,200)	Amortization of deferred charges due to loss part of extinguishment Convertible Bridge Loan accounted for under EITF 06-6 included in the loss as part of accumulated deficit.
	$(2,156)	Issuance of shares for finance expenses - credit line.
(2)	$(6,990)	Reclassification of common stock, subject to possible conversion to paid-in capital.
	$6,990	Reclassification of common stock, subject to possible conversion to paid-in capital.
(3)	$(44)	Common stock - adjustment - cancellation of stockholders equity of accounting acquirer.
	$1	Issuance of shares due to merger.
	$(1)	Issuance of shares due to merger.
	$(351)	Preferred stock - adjustment - cancellation of stockholders equity of legal acquirer.
	$110	Notes receivable to be received in cash.
	$(529)	Adjustment - cancellation of stockholders equity of legal acquirer.
	$924	Cancellation of IXI common stock, preferred stock and ITAC accumulated earnings during development stage.
	$(44)	Issuance of 100,000 warrants for finance expense.
	$44	Issuance of 100,000 warrants for finance expense.
	$5,555	Non-recurring finance expense due to loss part of the extinguishment resulting from Convertible Bridge Loan modification under EITF 06-6
	$(6,755)	Non-recurring finance expenses due to loss part of the extinguishment resulting from Convertible Bridge Loan modification under EITF 06-6
	$(15)	Repayment of trust fund upon actual conversion of 2,745 shares by ITAC shareholders upon the Merger
	$2,156	Non-recurring loss from issuance of additional 400,000 shares upon consummation of the merger, part of extinguishment resulting from Convertible Bridge Loan modification under EITF 06-6
	$(2,156)	Non-recurring loss from issuance of additional 400,000 shares upon consummation of the merger, part of extinguishment resulting from Convertible Bridge Loan modification under EITF 06-6

*	The pro forma does not assume a conversion of the Convertible Bridge Loan. Should the Convertible Bridge Loan will be converted, ITAC stockholders may be subject to further dilution.

See notes to unaudited pro forma condensed consolidated balance sheet.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For The Three Months Ended March 31, 2007
($US In Thousands)

	IXI	ITAC		Pro Forma Adjustment		Pro Forma Combined

Revenues	$3,123	$				3,123

Operating expenses:
Cost of revenues	3,111					3,111
Research and development, net	3,004					3,004
Selling and marketing	1,958					1,958
General and administrative	847		76			923

Total operating expenses	8,920		76			8,996
Operating loss	(5,797)		(76)			(5,873)

Financial expenses (income), net	897		(234)	(1,128)	(1)	(465)
Taxes on income			30			30
Income (loss) from continuing operations	(6,694)		128			(5,438)
Loss from discontinued operations	28					28
Net income (loss)	(6,722)		128			(5,466)

Earnings Per Share (in $US)
Assuming no conversion
Basic and diluted net loss per share:
From continuing operations						(0.34)
From discontinued operations						0.00
Basic and diluted net loss per share						(0.34)
Weighted average number of shares used in computing earnings (loss) per share						15,934,964

(1) Adjustment to reflect the effective interest rate on the Convertible Bridge Loan post extinguishment.
The Pro Forma does not include adjustments for expected loss resulting from the extinguishment of the New Convertible Bridge Loan totaling $11.6 million, which is comprised of the following amounts: (i) approximately $8.3 million representing the difference between the loan carrying amount and the fair value of the loan immediately after the modification (ii) approximately $2.1 million reflecting the issuance of additional 400,000 shares upon consummation of the Merger and (iii) approximately $1.2 million reflecting the amortization of deferred debt issuance costs. The pro forma does not include adjustment to immaterial finance income that would have not been earned should the debt issuance costs had been paid on 1/1/07 for pro forma purposes.

Earnings per share were calculated under the following assumptions:

•	IXI and ITAC shares have a conversion rate of approximately 1:0.154; and

•	All shares were issued and outstanding from the beginning of the period.

See notes to unaudited pro forma condensed consolidated balance sheet.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For The Year Ended December 31, 2006
($US In Thousands)

	IXI	ITAC		Pro Forma Adjustment		Pro Forma Combined

Revenues	$12,929	$				$12,929

Operating expenses:
Cost of revenues	16,236					16,236
Research and development, net	6,897					6,897
Selling and marketing	7,928					7,928
General and administrative	3,038		684			3,722

Total operating expenses	34,099		684			34,783
Operating loss	(21,170)		(684)			(21,854)

Financial expenses (income), net	2,530		(968)	(1,229)	(1)	333
Other income	13					13
Taxes on income			68			68
Income (loss) from continuing operations	(23,687)		216			(22,242)
Income from discontinued operations	1,035					1,035
Net income (loss)	(22,652)		216			(21,207)

Earnings Per Share (in $US)
Assuming no conversion
Basic and diluted net income (loss) per share:
From continuing operations						(1.39)
From discontinued operations						0.06
Basic and diluted net loss per share						(1.33)
Weighted average number of shares used in computing earnings (loss) per share						15,934,964

(1) Adjustment to reflect the effective interest rate on the Convertible Bridge Loan post extinguishment.
The Pro Forma does not include adjustments for expected loss resulting from the extinguishment of the New Convertible Bridge Loan totaling $10.4 million, which is comprised of the following amounts: (i) approximately $6.9 million representing the difference between the loan carrying amount and the fair value of the loan immediately after the modification (ii) approximately $2.1 million reflecting the issuance of additional 400,000 shares upon consummation of the Merger and (iii) approximately $1.4 million reflecting the amortization of deferred debt issuance costs. The pro forma does not include adjustment to immaterial finance income that would have not been earned should the debt issuance costs had been paid on 1/1/06 for pro forma purposes.

Earnings per share were calculated under the following assumptions:

•	IXI and ITAC shares have a conversion rate of approximately 1:0.154; and

•	All shares were issued and outstanding from the beginning of the period.

See notes to unaudited pro forma condensed consolidated balance sheet.

US Dollars in Thousands except for
Share and Per Share Data

	IXI	ITAC	Bridge Shares	Combined Company
Number of shares of common stock outstanding upon consummation of the merger:
Assumes no conversion	6,553,709	7,815,255	1,566,000	15,934,964
Equity Book value - historical at March 31, 2007	(29,366)	27,935
Equity Book value - pro forma at March 31, 2007
Assumes no conversion	—	—		(3,349)
Book value per share - pro forma at March 31, 2007
Assumes no conversion	—	—		(0.21)

US Dollars in Thousands except for
Share and Per Share Data

	IXI	ITAC	Bridge Shares	Combined Company
Number of shares of common stock outstanding upon consummation of the merger:
Assumes no conversion	6,553,709	7,815,255	1,566,000	15,934,964
Equity Book value - historical at December 31, 2006	(22,722)	27,807
Equity Book value - pro forma at December 31, 2006
Assumes no conversion	—	—		4,595
Book value per share - pro forma at December 31, 2006
Assumes no conversion	—	—		0.29

See notes to unaudited pro forma condensed consolidated balance sheet.